Exhibit 99.1

Arcimoto Announces Second Quarter 2022 Vehicle Production & Deliveries

The Company’s Annual Shareholder Meeting has been rescheduled for July 15.

EUGENE, Ore., July 6, 2022 – Arcimoto, Inc.® (NASDAQ: FUV), makers of rightsized, outrageously fun, ultra-efficient electric vehicles for moving people and stuff, produced 102 vehicles in the second quarter, the highest vehicle production quarter in Arcimoto’s history.

Arcimoto delivered 41 customer vehicles and produced 41 vehicles for commercial pilot programs and marketing use. The company also produced 20 rental vehicles, and now totals 109 rental vehicles across Arcimoto rental locations and partner rental locations.

“Despite production stalls due to supply chain issues, the relocation of battery production facilities, and the certification of new battery modules, the second quarter was our best production quarter in company history,” said Arcimoto Founder and CEO Mark Frohnmayer. “We continue to target 1,000 vehicles produced for the year.”

Additionally, Tilting Motor Works produced 40 TRiO three-wheel conversion kits and completed delivery of 35 TRiO kits to customers, also the highest production quarter in Tilting Motor Works history.

“Tilting Motor Works has grown substantially with Arcimoto and we look forward to setting more records, be it sales records or land-speed records, in the years to come,” said Bob Mighell, Arcimoto Chief Tilting Officer.

In the latest edition of our Arcimoto Weekend Update video, we visit Tilting Motor Works to see the progress Chief Tilting Officer Bob Mighell and his team have made on the one-of-a-kind TRiO Conversion Kit that transforms regular two-wheeled motorcycles into three-wheeled leaning machines.

Finally, Arcimoto’s Annual Shareholder Meeting has been rescheduled to July 15. Investors in Arcimoto have the right to vote on important issues, and we urge you to make your voice heard. Please check your email inbox for login instructions from Proxy Vote sent on or around May 20, and contact your broker if you can’t find the email with your voting instructions. You can also reach out to investor@arcimoto.com for assistance.

Follow Arcimoto on YouTube, Facebook, Instagram, Twitter, TikTok, and LinkedIn. Investor information about the company, including press releases, stakeholder webcast replays, and more can be found at http://arcimoto.com/ir.

About Arcimoto, Inc.

Arcimoto is a pioneer in the design and manufacture of rightsized, ultra-efficient, incredibly fun electric vehicles for everyday mobility. Built on the revolutionary three-wheel Arcimoto Platform, our vehicles are purpose-built for daily driving, local delivery, and emergency response, all at a fraction of the cost and environmental impact of traditional gas-powered vehicles. Based in Eugene, Oregon, the Arcimoto team is dedicated to creating world-class EVs that make the world a better place. For more information, please visit Arcimoto.com.

Safe Harbor / Forward-Looking Statements

Except for historical information, all of the statements, expectations, and assumptions contained in this press release are forward-looking statements. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict and include, without limitation, our expectations as to vehicle deliveries, the establishment of our service and delivery network and our expected rate of production. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in the forward-looking statements due to numerous factors discussed from time to time in documents which we file with the SEC. In addition, such statements could be affected by risks and uncertainties related to, among other things: our ability to manage the distribution channels for our products, including our ability to successfully implement our rental strategy, direct to consumer distribution strategy and any additional distribution strategies we may deem appropriate; our ability to design, manufacture and market vehicle models within projected timeframes given that a vehicle consists of several thousand unique items and we can only go as fast as the slowest item; our inexperience to date in manufacturing vehicles at the high volumes that we anticipate; our ability to maintain quality control over our vehicles and avoid material vehicle recalls; the number of reservations and cancellations for our vehicles and our ability to deliver on those reservations; unforeseen or recurring operational problems at our facility, or a catastrophic loss of our manufacturing facility; our dependence on our suppliers; changes in consumer demand for, and acceptance of, our products: changes in the competitive environment, including adoption of technologies and products that compete with our products; the overall strength and stability of general economic conditions and of the automotive industry more specifically; changes in laws or regulations governing our business and operations; costs and risks associated with potential litigation; and other risks described from time to time in periodic and current reports that we file with the SEC. Any forward-looking statements speak only as of the date on which they are made, and except as may be required under applicable securities laws, we do not undertake any obligation to update any forward-looking statements.

Investor Relations Contact:

investor@arcimoto.com